                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the registrant /X/

    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / /  Definitive additional materials
    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 POLYCOM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 POLYCOM, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box): Not applicable.

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
        ------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
        ------------------------------------------------------------------------
     (3) Filing party:
        ------------------------------------------------------------------------
     (4) Date filed:
        ------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1997

TO THE STOCKHOLDERS OF POLYCOM, INC:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Polycom, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, June 11, 1997 at 10:00 a.m. local time, at The Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect directors to serve for one year terms or until their successors are elected;

    2. To approve a series of amendments to the Company's 1996 Stock Incentive Plan (the "1996 Plan"), including a 1,000,000-share increase in the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan;

    3. To ratify the appointment of Coopers & Lybrand, L.L.P. as independent auditors of the Company for the fiscal year ending December 28, 1997; and

    4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on May 9, 1997 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          Sincerely,

                                          /s/ Brian L. Hinman
                                          Brian L. Hinman
                                          CHAIRMAN OF THE BOARD AND
                                            CHIEF EXECUTIVE OFFICER

May 13, 1997

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
MATTERS TO BE CONSIDERED AT ANNUAL MEETING.................................................................          3

    PROPOSAL ONE--ELECTION OF DIRECTORS....................................................................          3

    PROPOSAL TWO--AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN..............................................          6

    PROPOSAL THREE--RATIFICATION OF INDEPENDENT AUDITORS...................................................         14

    OTHER MATTERS..........................................................................................         14

MANAGEMENT.................................................................................................         15

EXECUTIVE COMPENSATION AND RELATED INFORMATION.............................................................         18

OWNERSHIP OF SECURITIES....................................................................................         22

EXECUTIVE COMPENSATION REPORT..............................................................................         25

GENERAL COMPENSATION POLICY................................................................................         25

COMPARISON OF STOCKHOLDER RETURN...........................................................................         28

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.......................................         29

ANNUAL REPORT..............................................................................................         29

FORM 10-K..................................................................................................         29

                                     [LOGO]

                                 POLYCOM, INC.
                              2584 JUNCTION AVENUE
                           SAN JOSE, CALIFORNIA 95134

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 11, 1997

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of Polycom, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 11, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. local time, at The Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035. These proxy solicitation materials were mailed on or about May 13, 1997, to all stockholders entitled to vote at the Annual Meeting.

VOTING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On May 9, 1997, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 19,118,679 shares of the Company's common stock, $0.0005 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on May 9, 1997. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions will therefore have no effect on the outcome. Each of the other proposals requires an affirmative vote of a majority of shares present in person or represented by proxy at the 1997 Annual Meeting and entitled to vote on each matter. Abstentions will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on a proposal and therefore will not be counted for purposes of determining whether a proposal has been approved. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

    You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received no later than January 11, 1998, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                      PROPOSAL ONE--ELECTION OF DIRECTORS

GENERAL

    The Board of Directors has selected six nominees, all of whom are currently serving as directors of the Company. The names of the persons who are nominees for director and their positions with the Company as of May 1, 1997, are set forth in the table below. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The six candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been elected and qualified.

                                                                                                                  DIRECTOR
NOMINEE                                             AGE         POSITIONS AND OFFICES HELD WITH THE COMPANY         SINCE
----------------------------------------------      ---      --------------------------------------------------  -----------
Brian L. Hinman...............................          35   Chief Executive Officer and Chairman of the Board         1991
                                                               of Directors
Robert C. Hagerty.............................          45   President, Chief Operating Officer and Director           1997
Bandel Carano(2)..............................          35   Director                                                  1991
Stanley J. Meresman(1)........................          50   Director                                                  1995
John P. Morgridge(1)(2).......................          63   Director                                                  1992
James R. Swartz...............................          54   Director                                                  1991

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

BUSINESS EXPERIENCE OF DIRECTORS

    BRIAN L. HINMAN is a founder of the Company and serves as the Chief Executive Officer and Chairman of the Board of Directors. Mr. Hinman co-founded PictureTel, a leading manufacturer of videoconferencing equipment, in August 1984. At PictureTel, he served as the Vice President of Engineering from August 1984 until January 1991 and as a member of the Board of Directors from August 1984 to December 1989. He is a co-founder and director of the International Multimedia Teleconferencing Consortium, Inc. which is dedicated to the International Telecommunications Union standards of H.320 and T.120 for video and dataconferencing. Mr. Hinman holds eight U.S. patents in the teleconferencing field. Mr. Hinman also holds a B.S.E.E. degree from the University of Maryland and an S.M.E.E. degree from Massachusetts Institute of Technology.

    ROBERT C. HAGERTY joined the Company in January 1997 and serves as the President, Chief Operating Officer and a member of the Board of Directors. Prior to joining the Company, Mr. Hagerty served as President, Chief Executive Officer and Director of Stylus Assets, Ltd., a document management company, from November 1995 through December 1996. From July 1993 to October 1995, Mr. Hagerty served in various executive management positions of Logitech, Inc. Prior to that time, Mr. Hagerty served in various executive management positions at Conner Peripherals, Inc. Mr. Hagerty holds a B.S. degree in Operations Research and Industrial Engineering from the University of Massachusetts, Amherst and an M.A. degree in Management from St. Mary's College of California.

    BANDEL CARANO has been a director of the Company since July 1991. Since 1987, Mr. Carano has been a General Partner of Oak Investment Partners ("Oak"), a venture capital investment firm. Mr. Carano is also a director of Digital Sound Corp., a unified messaging systems company. Mr. Carano received both his B.S. and M.S. degrees in Electronic Engineering from Stanford University.

    STANLEY J. MERESMAN has been a director of the Company since January 1995. Mr. Meresman served as the Senior Vice President, Finance and Chief Financial Officer of Silicon Graphics, Inc. ("Silicon Graphics") from May 1989 to May 1997. Prior to joining Silicon Graphics, Mr. Meresman was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation. Mr. Meresman has a B.S. degree in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. degree from Stanford University.

    JOHN P. MORGRIDGE has been a director of the Company since April 1992. In January 1995, Mr. Morgridge became the Chairman of the Board of Cisco Systems, Inc. ("Cisco"). Prior to this appointment, Mr. Morgridge had served as President and Chief Executive Officer of Cisco since October 1988. Prior to Cisco, Mr. Morgridge served two years as President and Chief Operating Officer of GRiD Systems Corporation. From 1982 to 1986, Mr. Morgridge was Vice President of Sales, Marketing and Service for Stratus Computers, Inc. Mr. Morgridge holds a B.B.A. degree in Marketing and Finance from the University of Wisconsin and an M.B.A. degree in Marketing and Transportation from Stanford University.

    JAMES R. SWARTZ has been a director of the Company since July 1991. Mr. Swartz co-founded Accel Partners, a venture capital investment firm, and has been managing partner of Accel Partners, since September 1983. Mr. Swartz is also a director of Farallon Computing, Inc., an Internet collaboration tools company, PictureTel Corporation, a developer and manufacturer of video conferencing systems, and Remedy Corporation, a developer of client/server application software, and a number of private companies. Mr. Swartz holds an A.B. degree in Engineering Sciences and Applied Physics from Harvard University and an M.S.I.A. degree from Carnegie Mellon University.

    The Company's bylaws authorize the Board of Directors to fix the number of directors by resolution. The Company currently has authorized six directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board of Directors.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 29, 1996, the Board of Directors held six meetings and acted by unanimous written consent on three occasions. Each of the directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period he served) and (ii) the total number of meetings held by all committees of the Board on which he served (held during the period he served) during the past fiscal year.

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

    The Audit Committee currently consists of two directors, Stanley J. Meresman and John P. Morgridge. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held four meetings during the last fiscal year.

    The Compensation Committee currently consists of two directors, Bandel Carano and John P. Morgridge, and is primarily responsible for reviewing and approving the Company's general compensation policies and establishing salaries, incentives and other forms of compensation for the Company's executive officers and other employees of the Company. The Compensation Committee also has the exclusive authority to administer the Company's 1996 Stock Incentive Plan and make option grants thereunder, and administers the other benefit plans of the Company. The Compensation Committee held five meetings during the last fiscal year.

DIRECTOR COMPENSATION

    Except as otherwise described, the Company has not paid cash or other compensation to its directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants under the Automatic Option Grant program in effect under the Company's 1996 Stock Incentive Plan. During 1996 Messrs. Carano and Swartz each received an option grant under the Automatic Option Grant Program for 16,000 shares with an exercise price of $9.00 per share. Each option is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each 16,000-share grant will vest in four (4) successive equal annual installments over the optionee's period of continued service as a Board member, with the first such installment to vest upon the optionee's completion of one
(1) year of Board service measured from the grant date. The option shares will immediately vest upon an acquisition of the Company by merger or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each of these options may be surrendered to the Company in return for a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES.

           PROPOSAL TWO--AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

    The Company's stockholders are being asked to approve a series of amendments to the Company's 1996 Stock Incentive Plan (the "1996 Plan") which will effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the 1996 Plan from 3,125,000 to 4,125,000 shares, (ii) render the non-employee Board members who are serving as Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the 1996 Plan, (iii) allow unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the option exercise or direct issue price paid per share to be reissued under the 1996 Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (v) effect a series of additional changes to the provisions of the 1996 Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six
(6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the 1996 Plan from the short-swing liability provisions of the federal securities laws.

    The proposed share increase will assure that a sufficient reserve of Common Stock is available under the 1996 Plan to attract and retain the services of key individuals essential to the Company's long-term growth and success. The remaining amendments will provide the Company with more opportunities to make equity incentives available to the non-employee Board members as an inducement for their continued service and to facilitate plan administration by eliminating a number of limitations and restrictions previously incorporated into the 1996 Plan to comply with the applicable requirements of SEC Rule 16b-3 prior to its recent amendment.

    The 1996 Plan is successor to the Company's 1991 Stock Option Plan (the "Predecessor Plan"). The 1996 Plan became effective upon adoption by the Board on March 5, 1996 (the "Effective Date"), and was approved by the stockholders on March 7, 1996. The Discretionary Option Grant and Stock Issuance Programs became effective on the Effective Date. The Automatic Option Grant Program became effective on April 29, 1996 in connection with the initial public offering of the Company's Common Stock. On March 5, 1997, the Board adopted the amendments to the 1996 Plan that are the subject of this Proposal Two.

    The following is a summary of the principal features of the 1996 Plan, as most recently amended. However, the summary does not purport to be a complete description of all the provisions of the 1996 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Jose, California.

EQUITY INCENTIVE PROGRAMS

    The 1996 Plan contains three (3) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) an Automatic Option Grant Program, and
(iii) a Stock Issuance Program. The principal features of these programs are described below. The 1996 Plan (other than the Automatic Option Grant Program) is administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") has complete discretion (subject to the provisions of the 1996 Plan) to authorize option grants and direct stock issuances under the 1996 Plan. Pursuant to provisions in the 1996 Plan, the Board may appoint a Secondary Committee of one or more Board members, including employee directors, to authorize option grants and direct stock issuances to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program. Stockholder approval of this Proposal will also constitute pre-approval of each option which is granted on or after the date of the Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of each such option in accordance with those provisions.

SHARE RESERVE

    A total of 4,125,000 shares of Common Stock has been reserved for issuance over the term of the 1996 Plan, assuming stockholder approval of the 1,000,000-share increase which forms part of this Proposal. In no event may any one participant in the 1996 Plan be granted stock options and direct stock issuances for more than 300,000 shares in the aggregate per calendar year under the 1996 Plan.

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1996 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options and direct stock issuances under the 1996 Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option.

    Should an option expire or terminate for any reason prior to exercise in full or be cancelled in accordance with the provisions of the 1996 Plan, the shares subject to the portion of the option not so exercised or cancelled will be available for subsequent issuance under the 1996 Plan. Unvested shares issued under the 1996 Plan and subsequently repurchased by the Company at the original option exercise or direct issue price paid per share will also be added back to the share reserve and will accordingly be available for subsequent issuance under the 1996 Plan. Shares subject to any option surrendered in accordance with the stock appreciation right provisions of the 1996 Plan will not be available for subsequent issuance.

ELIGIBILITY

    Employees of the Company or any parent or subsidiary, non-employee members of the Board or the board of directors of any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

    As of April 1, 1997, seven (7) executive officers, four (4) non-employee Board members and approximately 147 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs, and the four (4) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the 1996 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On May 1, 1997, the closing selling price per share was $3.00.

                       DISCRETIONARY OPTION GRANT PROGRAM

    Options granted under the Discretionary Option Grant Program will have an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten (10) years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

    Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

    The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

        TANDEM STOCK APPRECIATION rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

        LIMITED STOCK APPRECIATION rights may be provided to one or more non-employee Board members or officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of Common Stock in connection with the tender offer over (b) the exercise price payable for such share.

    The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and, in certain circumstances, may cancel the Company's outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

    The Plan Administrator will also have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plan) and to issue replacement options with an exercise price based on the fair market price of Common Stock at the time of the new grant. Pursuant to such authority, the Plan Administrator effected an option cancellation/regrant program in March 1997 which allowed all employees (other than the Company's executive officers) holding options with an exercise price per share in excess of $4.50 to surrender those options for a new option grant for the same number of shares but with an exercise price of $4.375 per share, the fair market value per share of the Common Stock on the grant date of the new option, and with a new five (5)-year vesting schedule measured from March 5, 1997. Options covering 223,200 shares with an average weighted exercise price of $6.41 were surrendered for new options for the same number of shares under this cancellation/regrant program.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member at the time of the initial public offering on April 29, 1996 was granted at that time a non-statutory option to purchase 16,000 shares of Common Stock, provided such individual had not previously been in the Company's employ and had not otherwise received a stock option grant in connection with his Board service. Each individual who first becomes a non-employee Board member after April 29, 1996, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 16,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. In addition, on the date of each Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase 4,000 shares of the Company's Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 4,000-share option grants that any one non-employee Board member may receive over his or her period of Board service.

    Each 16,000-share or 4,000-share option granted under the Automatic Option Grant Program will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each 16,000-share or 4,000-share option will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 16,000-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4)-year period measured from the grant date. The shares subject to each annual 4,000-share grant will vest in two (2) successive equal annual installments over the optionee's period of continued service as a Board member, with the first such installment to vest upon optionee's completion of one (1) year of Board service measured from the grant date. Should the optionee cease to serve as a Board member, the optionee will generally have until the earlier of (i) the twelve (12) month period following such cessation of service or (ii) the expiration date of the option term in which to exercise the option for the number of shares that are vested at the time of such individual's cessation of Board service.

    The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contests for Board membership. In addition, upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting stock, each automatic option grant may be surrendered to the Company for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of Common Stock paid in connection with such tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal will also constitute pre-approval of each option granted on or after the date of the Annual Meeting with such a surrender right and the subsequent surrender of that option in accordance with foregoing provisions.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than the fair market value on the issuance date, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the 1996 Plan.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period following the acquisition. In connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the Discretionary Option Grant Program and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

    The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the Discretionary Option Grant and Stock Issuance Programs. The Plan Administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1996 Plan between the Effective Date, and April 1, 1997, together with the weighted average exercise price payable per share. The table does not include option grants that were originally granted with exercise prices in excess of $4.50 and cancelled on March 5, 1997 in exchange for new options for the same number of shares with an exercise price of $4.375.

                              OPTION TRANSACTIONS

                                                                                             OPTIONS GRANTED     WEIGHTED AVERAGE
NAME                                                                                        (NUMBER OF SHARES)    EXERCISE PRICE
------------------------------------------------------------------------------------------  ------------------   ----------------
Brian L. Hinman...........................................................................              0            --
Michael R. Kourey.........................................................................        100,000             $6.375
Evan J. McDowell..........................................................................              0            --
Ardeshir Falaki...........................................................................        175,000             $7.675
Joseph H. Donnelly........................................................................              0            --
Patrick P. Day............................................................................              0            --
All executive officers as a group.........................................................        705,000             $5.614
All employees, including current officers who are not executive officers, as a group......      1,443,050             $5.878

    As of April 1, 1997, options covering 1,371,550 shares of Common Stock were outstanding under the 1996 Plan, 2,000,961 shares remained available for future option grant assuming stockholder approval of the 1,000,000-share increase which forms part of this Proposal, and 742,489 shares have been issued under the 1996 Plan in connection with option exercises.

AMENDMENT AND TERMINATION

    The Board may amend or modify the 1996 Plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The Board may terminate the 1996 Plan at any time, and the 1996 Plan will in all events terminate on December 31, 2005.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

    Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over
(ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

    An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to the Company's earnings, but the Company must disclose in the notes to the Company's financial statements the fair value of options granted under the 1996 Plan and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value of such options had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

    As of April 1, 1997, no options have been granted to date on the basis of the 1,000,000-share increase to the 1996 Plan which forms part of this Proposal.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1996 Plan. Should such stockholder approval not be obtained, then any options granted on the basis of the 1,000,000-share increase which forms part of this Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of such share increase. In addition, the non-employee Board members will not become eligible to participate in the Discretionary Option Grant or Stock Issuance Programs, and any unvested shares repurchased by the Company at the option exercise or direct issue price paid per share will not be added back to the share reserve for reissuance. The 1996 Plan will, however, continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1996 Plan in effect prior to the amendments summarized in this Proposal Two, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to option grants made under the 1996 Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENTS TO THE 1996 PLAN.

              PROPOSAL THREE--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., independent public auditors for the Company during fiscal year ending December 29, 1996, to serve in the same capacity for the fiscal year ending December 28, 1997, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Coopers & Lybrand L.L.P.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 28, 1997.

                                 OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The officers and directors of the Company, and their ages as of April 1, 1997, are as follows:

NAME                                              AGE                               POSITION
---------------------------------------------     ---     ------------------------------------------------------------
Brian L. Hinman..............................     35      Chairman of the Board and Chief Executive Officer
Robert C. Hagerty............................     45      President, Chief Operating Officer and Director
                                                          Vice President, Finance and Administration, Chief Financial
Michael R. Kourey............................     37      Officer and Secretary
Ardeshir Falaki..............................     38      Vice President, Engineering--Dataconferencing
Gilbert J. Pearson...........................     48      Vice President, Engineering--Audioconferencing
Alan D. Hagedorn.............................     49      Vice President, Manufacturing
Bandel Carano(2).............................     35      Director
Stanley J. Meresman(1).......................     50      Director
John P. Morgridge(1)(2)......................     63      Director
James R. Swartz..............................     54      Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    BRIAN L. HINMAN is a founder of the Company and serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Hinman co-founded PictureTel, a leading manufacturer of videoconferencing equipment, in August 1984. At PictureTel, he served as the Vice President of Engineering from August 1984 until January 1991 and as a member of the Board of Directors from August 1984 to December 1989. He is a co-founder and director of the International Multimedia Teleconferencing Consortium, Inc. which is dedicated to the International Telecommunications Union standards of H.320 and T.120 for video and dataconferencing. Mr. Hinman holds eight U.S. patents in the teleconferencing field. Mr. Hinman also holds a B.S.E.E. degree from the University of Maryland and an S.M.E.E. degree from Massachusetts Institute of Technology.

    ROBERT C. HAGERTY joined the Company in January 1997 and serves as the President, Chief Operating Officer and a member of the Board of Directors. Prior to joining Polycom, Mr. Hagerty served as President, Chief Executive Officer and Director of Stylus Assets, Ltd., a document management company, from November 1995 through December 1996. From July 1993 to October 1995, Mr. Hagerty served in various executive management positions of Logitech, Inc. Prior to that time, Mr. Hagerty served in various executive management positions at Conner Peripherals, Inc. Mr. Hagerty holds a B.S. degree in Operations Research and Industrial Engineering from the University of Massachusetts, Amherst and an M.A. degree in Management from St. Mary's College of California.

    MICHAEL R. KOUREY joined the Company in July 1991 and has served as the Company's Vice President, Finance and Operations until January 1995. Mr. Kourey assumed the offices of Secretary and Treasurer in June 1993. Since January 1995, he has served as Vice President, Finance and Administration and Chief Financial Officer of the Company. Prior to joining Polycom, Mr. Kourey was employed by Verilink Corporation, a supplier of T1 nodal connecting telecommunications equipment, where he served as the Vice President of Operations from July 1990 to May 1991 and the Director of Materials from April 1989 to June 1990. From January 1984 to April 1989, he served in various manufacturing management positions at David Systems, Inc., a voice and data communications equipment company. Mr. Kourey holds a B.S. in Managerial Economics from the University of California, Davis and an M.B.A. from the University of Santa Clara.

    ARDESHIR FALAKI joined the Company in April 1996 as Vice President, Dataconferencing Engineering. Prior to joining the Company, Mr. Falaki served in various engineering management roles at PictureTel Corporation, including the position of Director, Performance Products, Group Systems Division, from March 1988 through April 1996. Prior to joining PictureTel, Mr. Falaki held engineering management positions at Siemens AG. Mr. Falaki holds a B.S.E.E. in Electrical Engineering from Northeastern University and an M.S.E.E. from the University of Massachusetts, Dartmouth.

    GILBERT J. PEARSON joined the Company in February 1994, and served as the Company's Manager of Audio Systems until December 1994. In December 1994, Mr. Pearson was named Director Hardware Development until January 1997. In January 1997, Mr. Pearson was named Vice President, Audioconferencing Engineering. From September 1987 to June 1990, Mr. Pearson served as the Director of Engineering and Vice President/General Manager of Harris Corporation, Video Systems Operation. From October 1981 to July 1986, Mr. Pearson was employed by Compression Labs, Inc., a leading videoconferencing equipment supplier, where he served as Vice President of Engineering. Mr. Pearson holds a B.S.E.E. from the University of Adelaide, Australia.

    ALAN D. HAGEDORN joined the Company in September 1996 as Vice President, Manufacturing. Prior to joining the Company, Mr. Hagedorn served as Vice President of Manufacturing at Amati Communications, Inc. from February 1994 through September 1995. From September 1988 through February 1994, Mr. Hagedorn served as Vice President of Manufacturing at Network Computing Devices, Inc. Mr. Hagedorn holds a B.A. in Management from California State University, Fullerton.

    BANDEL CARANO has been a director of the Company since July 1991. Since 1987, Mr. Carano has been a General Partner of Oak Investment Partners ("Oak"), a venture capital investment firm. Mr. Carano is also a director of Digital Sound Corp., a unified messaging systems company. Mr. Carano received both his B.S. and M.S. degrees in Electronic Engineering from Stanford University.

    STANLEY J. MERESMAN has been a director of the Company since January 1995. Mr. Meresman served as the Senior Vice President, Finance and Chief Financial Officer of Silicon Graphics, Inc. ("Silicon Graphics") from May 1989 to May 1997. Prior to joining Silicon Graphics, Mr. Meresman was Vice President, Finance and Administration, and Chief Financial Officer of Cypress Semiconductor Corporation. Mr. Meresman has a B.S. degree in Industrial Engineering and Operations Research from the University of California, Berkeley and an M.B.A. degree from Stanford University.

    JOHN P. MORGRIDGE has been a director of the Company since April 1992. In January 1995, Mr. Morgridge became the Chairman of the Board of Cisco Systems, Inc. ("Cisco"). Prior to this appointment, Mr. Morgridge had served as President and Chief Executive Officer of Cisco since October 1988. Prior to Cisco, Mr. Morgridge served two years as President and Chief Operating Officer of GRiD Systems Corporation. From 1982 to 1986, Mr. Morgridge was Vice President of Sales, Marketing and Service for Stratus Computers, Inc. Mr. Morgridge holds a B.B.A. degree in Marketing and Finance from the University of Wisconsin and an M.B.A. degree in Marketing and Transportation from Stanford University.

    JAMES R. SWARTZ has been a director of the Company since July 1991. Mr. Swartz co-founded Accel Partners, a venture capital investment firm, and has been managing partner of Accel Partners, since September 1983. Mr. Swartz is also a director of Farallon Computing, Inc., an Internet collaboration tools company, PictureTel Corporation, a developer and manufacturer of video conferencing systems, and Remedy Corporation, a developer of client/server application software, and a number of private companies. Mr. Swartz holds an A.B. degree in Engineering Sciences and Applied Physics from Harvard University and an M.S.I.A. degree from Carnegie Mellon University.

    The Company currently has authorized six directors. Each director holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The officers serve at the discretion of the Board of Directors.

    The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee reviews internal auditing procedures, the adequacy of internal controls and the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee meets periodically with management and the independent auditors. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company, and administers the incentive compensation and benefit plans of the Company.

    Except as otherwise described in this proxy statement, the Company has not paid cash or other compensation to its directors. Non-employee members of the Board of Directors are eligible to receive periodic option grants under the Automatic Option Grant program in effect under the Company's 1996 Stock Incentive Plan.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year for services rendered in all capacities to the Company for the 1995 and 1996 fiscal years. Mr. Donnelly and Mr. Day, two officers who would have otherwise been included in such table on the basis of salary and bonus earned for the 1996 fiscal year had they not resigned or terminated employment during fiscal year 1996, are also included in this table. The individuals included in the table will be collectively referred to as the "Named Officers."

                                                                                                      LONG-TERM
                                                                                                    COMPENSATION
                                                                                                 -------------------
                                                                                                       AWARDS
                                                                                                 -------------------
                                                                          ANNUAL COMPENSATION         NUMBER OF
                                                                         ----------------------      SECURITIES
NAME AND PRINCIPAL POSITION                                     YEAR     SALARY($)  BONUS($)(6)  UNDERLYING OPTIONS
------------------------------------------------------------  ---------  ---------  -----------  -------------------
Brian L. Hinman(1), ........................................       1996    150,000      --                6,667
 President and Chief Executive Officer                             1995    115,802      --               --

Michael R. Kourey, .........................................       1996    135,000      --              106,667
 Vice President, Finance and Administration, Chief Financial       1995    130,033      --               --
 Officer and Secretary

Evan J. McDowell(2), .......................................       1996    100,022     109,000            7,111
 Vice President, Sales and Marketing                               1995    100,000     137,474           --

Ardeshir Falaki(3), ........................................       1996     81,731      24,997          165,000
 Vice President, Dataconferencing Engineering

Joseph H. Donnelly(4), .....................................       1996    103,698      --                6,667
 Vice President, Manufacturing                                     1995    125,000      --               --

Patrick P. Day(5), .........................................       1996    136,122      --                6,667
 Vice President, Engineering                                       1995     86,538      --              200,000

------------------------

(1) As of January 13, 1997, Mr. Hinman's position at the Company is Chairman of the Board of Directors and Chief Executive Officer. The current President and Chief Operating Officer is Robert C. Hagerty, who joined the Company in January 1997.

(2) Mr. McDowell resigned in January 1997.

(3) Mr. Falaki joined the Company in April 1996.

(4) Mr. Donnelly resigned in September 1996. The current Vice President of Manufacturing is Alan D. Hagedorn, who joined the Company in September 1996.

(5) Mr. Day resigned in November 1996. Effective November 11, 1996, the Company divided engineering management between dataconferencing and audioconferencing products. The current Vice President of Dataconferencing Engineering is Ardeshir Falaki who joined the Company in April 1996. Gilbert
    J. Pearson was promoted to Vice President of Audioconferencing Engineering in January 1997.

(6) Mr. McDowell's bonus consists of commissions. Mr. Falaki's bonus is a relocation bonus.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information with respect to the stock option grants made during the 1996 fiscal year under the Company's 1996 Stock Incentive Plan to each of the Named Officers in fiscal year 1996. No stock appreciation rights were granted to the Named Officers during the fiscal year.

                                                         INDIVIDUAL GRANT                        POTENTIAL REALIZABLE
                                     --------------------------------------------------------      VALUE AT ASSUMED
                                      NUMBER OF                                                 ANNUAL RATES OF STOCK
                                     SECURITIES      % OF TOTAL                                   PRICE APPRECIATION
                                     UNDERLYING    OPTIONS GRANTED    EXERCISE                    FOR OPTION TERM(3)
                                       OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   ------------------------
NAME                                 GRANTED(1)      FISCAL YEAR     ($/SHARE)(2)    DATE          5%          10%
-----------------------------------  -----------  -----------------  -----------  -----------  ----------  ------------
Brian L. Hinman....................       6,667(4)           0.6%     $    4.75     01/28/06   $   19,914  $     50,469

Michael R. Kourey..................       6,667(4)           0.6%     $    4.75     01/28/06   $   19,914  $     50,469
                                        100,000(5)           9.6%     $   6.375     07/29/06   $  400,900  $  1,016,000

Evan J. McDowell...................       7,111(4)           0.7%     $    4.75     01/28/06   $   21,241  $     53,830

Ardeshir Falaki....................     100,000(6)           9.6%     $   9.000     04/28/06   $  566,000  $  1,434,400
                                         65,000(7)           6.3%     $   6.125     11/05/06   $  250,380  $    634,530

Joseph H. Donnelly.................       6,667(4)           0.6%     $    4.75     01/28/06   $   19,914  $     50,469

Patrick P. Day.....................       6,667(4)           0.6%     $    4.75     01/28/06   $   19,914  $     50,469

------------------------

(1) Each option granted on January 29, 1996 is immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The option shares will vest in a series of twenty-four (24) successive equal monthly installments upon the optionee's completion of each month of service over the twenty-four (24)-month period measured from the grant date. The options granted on April 29, 1996, July 30, 1996 and November 6, 1996 will each become exercisable for the option shares in a series of installments over the optionee's period of service with the Company, with 20% of the option shares to become exercisable upon the optionee's completion of one year of service measured from the grant date and the balance to become exercisable in forty-eight (48) successive equal monthly installments upon the optionee's completion of each additional month of service. Each option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale (unless the Company's repurchase right with respect to the unvested shares is to be assigned to the acquiring entity or the option is to be assumed by such entity).

(2) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(3) There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level.

(4) The grant date of the option was January 29, 1996.

(5) The grant date of the option was July 30, 1996.

(6) The grant date of the option was April 29, 1996.

(7) The grant date of the option was November 6, 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning option exercises and option holdings for 1996 with respect to each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED              IN-THE-MONEY
                                                                        OPTIONS AT FY-END(#)(1)          OPTIONS AT FY-END(1)
                                   SHARES ACQUIRED        VALUE       ----------------------------  ------------------------------
NAME                               ON EXERCISE(#)      REALIZED(1)     EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
--------------------------------  -----------------  ---------------  -------------  -------------  -----------  -----------------
Brian L. Hinman.................              0            --               6,667               0    $  32,502          --
Michael R. Kourey...............              0            --               6,667         100,000    $  32,502          --
Evan J. McDowell................              0            --                   0               0       --              --
Ardeshir Falaki.................              0            --                   0         165,000       --              --
Joseph H. Donnelly..............              0            --                   0               0       --              --
Patrick P. Day..................              0            --                   0               0       --              --

------------------------

(1) As of December 29, 1996, Brian L. Hinman and Michael R. Kourey each held options to purchase 6,667 shares of Common Stock at an exercise price of $4.75 per share, and Mr. Kourey held an option to purchase 100,000 shares of Common Stock at a purchase price of $6.375 per share. Mr. Falaki was granted an option for 100,000 shares of Common Stock at an exercise price of $9.00 per share and 65,000 shares at an exercise price of $6.125 per share. Each 6,667 share option is immediately exercisable for all the option shares, but as of December 29, 1996, 3,611 of the option shares subject to each of those options were subject to repurchase by the Company. Mr. Kourey's 100,000 share option and both of Mr. Falaki's options become exercisable in a series of installments over their respective periods of service, with 20% of the option shares to become exercisable one year from the grant date and the balance to become exercisable in forty-eight (48) successive equal monthly installments. As of December 29, 1996, the option exercise price for each of the above options was greater than the fair market value of the Common Stock. Therefore, none of the unexercised options held by the executive officers were in-the-money options as of December 29, 1996.

OPTION REPRICING

    During the 1997 fiscal year, the Company implemented an option cancellation and regrant program for employees (other than executive officers) holding stock options with exercise prices per share in excess of the market price of the Company's Common Stock at the time the cancellation and regrant occurred. The cancellation and regrant was effected on March 14, 1997, and outstanding options covering an aggregate of 223,200 shares with exercise prices in excess of $4.50 per share were canceled and new options for the same number of shares were granted with an exercise price of $4.375 per share. None of the Named Officers participated in the 1997 option cancellation and regrant program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board was formed in January 1995, and the members of the Compensation Committee are Messrs. Carano and Morgridge. Neither of these individuals was at any time during the year ended December 29, 1996, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

    In connection with an acquisition of the Company by merger or asset sale, each outstanding option held by the Chief Executive Officer and the other executive officers under the 1996 Plan (and the Company's predecessor stock plan) will automatically accelerate in full and all unvested shares of Common Stock purchased or purchasable by such individuals under such plans will immediately vest in full, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to those shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1996 Plan will have the authority to provide for the immediate vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer or any unvested shares of Common Stock held by such individual, in connection with the termination of the officer's employment following: (i) a merger or asset sale in which those options are assumed or the Company's repurchase rights with respect to those shares are assigned or (ii) certain changes in control of the Company.

                            OWNERSHIP OF SECURITIES

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 1, 1997 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and each nominee for election to the Board at the Annual Meeting, (iii) the Named Officers, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                      SHARES
NAME AND ADDRESS                                                                    BENEFICIALLY PERCENTAGE OF SHARES
(IF APPLICABLE) BENEFICIAL OWNER                                                       OWNED      BENEFICIALLY OWNED
----------------------------------------------------------------------------------  -----------  ---------------------
Accel III, L.P. and its related entities(2) ......................................   2,633,398              13.8%
  One Palmer Square
  Princeton, NJ 08542

Oak Investment Partners IV, L.P. and its related entities(3) .....................   2,721,398              14.2%
  525 University Avenue, Suite 1300
  Palo Alto, CA 94301

Institutional Venture Partners V and its related entities(4) .....................   2,126,976              11.1%
  Building Two, Suite 290
  3000 Sand Hill Road
  Menlo Park, CA 94025

Brian L. Hinman(5) ...............................................................   2,003,817              10.4%
  2584 Junction Avenue
  San Jose, CA 95134

Norwest Capital LLC ..............................................................   1,159,341               6.1%
  Sixth and Marquette
  Minneapolis, MN 55479

Brentwood Associates V, L.P. .....................................................   1,012,846               5.3%
  2730 Sand Hill Road, Suite 250
  Menlo Park, CA 94025

Robert C. Hagerty.................................................................       1,000             *

Michael R. Kourey(6)..............................................................     211,667               1.1%

Ardeshir Falaki(7)................................................................      35,000             *

Gilbert J. Pearson(8).............................................................      50,000             *

Alan D. Hagedorn..................................................................      10,000             *

Bandel Carano(3)..................................................................   2,737,398              14.3%

Stanley J. Meresman...............................................................      30,000             *

John P. Morgridge.................................................................      36,338             *

James R. Swartz(2)................................................................   2,649,398              13.9%

Evan J. McDowell..................................................................     202,723               1.1%

Joseph H. Donnelly................................................................      45,000             *

Patrick P. Day....................................................................      56,667             *

                                                                                      SHARES
NAME AND ADDRESS                                                                    BENEFICIALLY PERCENTAGE OF SHARES
(IF APPLICABLE) BENEFICIAL OWNER                                                       OWNED      BENEFICIALLY OWNED
----------------------------------------------------------------------------------  -----------  ---------------------
All directors and officers as a group
  (10 persons)(9).................................................................   7,764,618              48.0%

------------------------

 *  Less than 1%

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options which are currently exercisable or convertible or which will become exercisable or convertible within sixty (60) days after April 1, 1997 are deemed outstanding for computing the beneficial ownership of the person holding such options but are not deemed oustanding for computing the beneficial ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 2,317,391 shares held by Accel III, L.P. ("Accel III"), 210,671 shares held by Accel Japan, L.P. ("Accel Japan") and 105,336 shares held by Accel Investors' 91, L.P. ("Accel Investors"). Mr. Swartz, a director of the Company, is a General Partner of Accel III, Accel Japan and Accel Investors. Mr. Swartz disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein arising from his general partnership interests in Accel III, Accel Japan and Accel Investors. The shares beneficially owned by Mr. Swartz consist of 16,000 shares granted in April 1996 in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

(3) Includes 2,611,022 shares held by Oak Investment Partners IV, L.P. ("Oak IV") and 110,376 shares held by Oak IV Affiliates Fund, L.P. ("Oak IV Affiliates"). Mr. Carano, a director of the Company, is a General Partner of Oak IV and Oak IV Affiliates. Mr. Carano disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein arising from his general partnership interests in Oak IV and Oak IV Affiliates. The shares beneficially owned by Mr. Carano consist of options to purchase 16,000 shares of Common Stock granted in April 1996 in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

(4) Includes 2,093,186 shares held by Institutional Venture Partners V and 33,790 shares held by Institutional Venture Management V. Institutional Venture Management V is the General Partner of Institutional Venture Partners V.

(5) Includes 6,667 shares owned by Mr. Hinman in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

(6) Includes 6,667 shares owned by Mr. Kourey in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

(7) Includes options to purchase 20,000 shares of Common Stock.

(8) Includes 28,542 shares owned by Mr. Pearson in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

(9) Includes options to purchase 93,876 shares of Common Stock, 71,376 shares of which are in the form of immediately exercisable options, some of which, if exercised and issued, would be unvested and subject to a repurchase right of the Company that lapses over time.

                                 POLYCOM, INC.
                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                         EXECUTIVE COMPENSATION REPORT

    The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and the other executive officers and key employees subject to ratification by the Board. The Compensation Committee also administers the Company's 1996 Stock Incentive Plan, and approves stock option grants for all executive officers and other key employees.

                          GENERAL COMPENSATION POLICY

    The Company operates in the extremely competitive and rapidly changing high technology industry. The Committee believes that the compensation programs for executive officers of the Company should be designed to attract, motivate, and retain talented executives responsible for the success of the Company and should be determined within a competitive framework and based on the achievement of overall financial results, individual contributions, and a measure of customer satisfaction. Within this overall philosophy, the Committee's objectives are to:

    - Offer a total compensation program that takes into consideration the compensation practices of a specifically identified peer group of companies and other selected companies with which the Company competes for executive talent.

    - Provide annual variable incentive awards that take into account the Company's overall financial performance relative to corporate objectives and the performance of the peer group companies and that are also based on individual contributions and a measure of customer satisfaction.

    - Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

COMPENSATION COMPONENTS AND PROCESS

    The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

    The Committee determines the compensation levels for the executive officers with the assistance of the Company's Human Resources Department, which works with an independent consulting firm that furnishes the Committee with executive compensation data drawn from a nationally recognized survey of similarly sized technology companies (the "Peer Companies"). A significant number of the Peer Companies are listed in the Hambrecht & Quist Technology Index which is included in the Performance Graph for this Proxy Statement. Certain companies not included in this Index were taken into account as Peer Companies because the Company competes for executive talent with those firms. However, some organizations in the Hambrecht & Quist Technology Index were excluded from the Peer Companies list because they were not considered competitors for executive talent or because compensation information was not available.

    The positions of the Company's CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary, target incentives, and total cash compensation. In addition, the Peer Companies' practices concerning stock option grants were reviewed and compared.

    BASE SALARY. The base salary for each executive officer is determined at levels considered appropriate for comparable positions at the Peer Companies.

    VARIABLE INCENTIVE AWARDS. To reinforce the attainment of Company goals, the Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive pool set aside for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the beginning of the fiscal year, a range for the executive's contribution, and a measure of customer satisfaction. The incentive plan requires a threshold level of Company performance based on both revenue and profit before interest and taxes that must be attained before any incentives are awarded. Once the new fiscal year's threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for comparable positions at the Peer Companies. In fiscal 1996, the Company did not meet its performance targets. No awards were therefore paid in fiscal 1996.

    LONG-TERM, EQUITY-BASED INCENTIVE AWARDS. The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with the Peer Companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

    During fiscal 1996, the Committee made option grants to Messrs. Hinman, Kourey, McDowell, Donnelly and Day under the 1991 Stock Incentive Plan and to Messrs. Kourey and Falaki under 1996 Stock Incentive Plan. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time. Each option granted under the 1991 Stock Incentive Plan vests in periodic installments in a series of twenty-four (24) successive equal monthly installments upon the optionee's completion of each month of service over the twenty-four (24)-month period measured from the grant date. Each option granted under the 1996 Stock Incentive Plan vests in periodic installments over a five
(5) year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

    CEO COMPENSATION. The annual base salary for Mr. Hinman for the 1996 fiscal year was based on an evaluation of his personal performance and the salary levels paid to chief executive officers of the Peer Companies.

    Mr. Hinman's 1996 fiscal year incentive compensation was based on the actual financial performance of the Company relative to corporate objectives and a measure of customer satisfaction. Mr. Hinman's incentive compensation provided no dollar guarantees. The option grant made to Mr. Hinman was in recognition of his performance and leadership with the Company.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year. This limitation will apply to all compensation which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation.

    The cash compensation paid to the Company's executive officers during fiscal 1996 did not exceed the one (1) million dollar limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the one (1) million dollar limitation, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the one (1) million dollar level.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of the Company's Board of Directors are as named above in the Compensation Committee Report. The Committee is composed entirely of outside directors, none of whom were at any time during the 1996 fiscal year or at any other time an officer or employee of the Company.

                                          Compensation Committee

                                          Bandel Carano
                                          Member of Compensation Committee

                                          John P. Morgridge,
                                          Member of Compensation Committee

                      COMPARISON OF STOCKHOLDER RETURN(1)

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Nasdaq National Stock Market Index and the Hambrecht & Quist Technology Index. The graph covers the period from April 29, 1996, the date the Company's initial public offering commenced, through the fiscal year ended December 29, 1996.

    The graph assumes that $100 was invested on April 29, 1996 in the Company's Common Stock and in each index and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                  HAMBRECHT & QUIST
           Polycom, Inc.    Nasdaq Stock Market     Technology Index
04/30/96            $100                   $100                 $100
06/30/96              78                    100                   94
09/30/96              68                    103                  100
12/29/96              54                    109                  106

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

    Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent (10%) of the Company's Common Stock are required to report initial ownership of the Company's Common Stock and any subsequent changes in ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. Based solely upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1996 fiscal year transactions and (ii) the written representations received from one or more of such persons that no reports were required to be filed for them for the 1996 fiscal year, the Company believes that there has been compliance with all
Section 16(a) filing requirements applicable to such officers, directors, and ten-percent beneficial owners for such fiscal year.

                                 ANNUAL REPORT

    A copy of the Annual Report of the Company for the fiscal year ended December 29, 1996 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                   FORM 10-K

    The Company filed an Annual Report on Form 10-K with the SEC on March 26, 1997. Stockholders may obtain a copy of these reports, without charge, by writing to Michael R. Kourey, Vice President of Finance and Administration and Chief Financial Officer, at the Company's executive offices at 2584 Junction Avenue, San Jose, California 95134.

Dated: May 13, 1997

                                            THE BOARD OF DIRECTORS OF
                                            POLYCOM, INC.

                                                                       POLYCOM
                                           Advanced Teleconferencing Solutions

May 13, 1997

Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, June 11, 1997 at The Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you mark, sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

                                       Sincerely,
                                       Brian L. Hinman



                                       Chairman of the Board and
                                       Chief Executive Officer


/X/ Please mark
    votes as in
    this example

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE COMPANY'S NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.     ELECTION OF DIRECTORS
Nominees: Brian L. Hinman, Robert C. Hagerty, Bandel Carano, Stanley J. Meresman, John P. Morgridge, James R. Swartz

     FOR         WITHHELD     MARK HERE
     ALL         FROM ALL     IF YOU PLAN
     NOMINEES    NOMINEES     TO ATTEND
                              THE MEETING
     /   /        /   /         /   /

                              MARK HERE
                              FOR ADDRESS
                              CHANGE AND
                              NOTE BELOW
                                /   /

    /   /
     FOR
          --------------------------------------------------
          all nominees except those listed on the line above

2.   PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND,
     L.L.P. AS INDEPENDENT AUDITORS FOR 1997.

          FOR     AGAINST     ABSTAIN
          /  /     /  /         /  /

3. PROPOSAL TO APPROVE A SERIES OF AMENDMENTS TO THE COMPANY'S 1996 STOCK INCENTIVE PLAN INCLUDING A 1,000,000-SHARE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OVER THE TERM OF THE 1996 PLAN.
          FOR     AGAINST     ABSTAIN
          /  /     /  /        /  /

4. IN THEIR DISCRETION, THE PROXIES AND ATTORNEYS IN FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name(s) appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.)

Signature:_______________________ Date:_____________
Signature:_______________________ Date:_____________

P
R
O
X
Y            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                    POLYCOM, INC.
                    PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Polycom, Inc., a Delaware corporation, hereby acknowledges receipt of the 1996 Annual Report to Stockholders and the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders of Polycom, Inc. to be held on June 11, 1997 at 10:00 a.m., local time, at The Beverly Heritage Hotel, 1820 Barber Lane, Milpitas, California 95035, and hereby appoints Brian L. Hinman and Michael R. Kourey, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

    Either of such proxies and attorneys-in-fact, or their substitutes, as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all the powers of said proxies and attorneys-in-fact hereunder.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
                                                                         SIDE

                                    POLYCOM, INC.
                              1996 STOCK INCENTIVE PLAN

                        AS AMENDED AND RESTATED MARCH 5, 1997

                                     ARTICLE ONE

                                  GENERAL PROVISIONS


    I.   PURPOSE OF THE PLAN

         This 1996 Stock Incentive Plan is intended to promote the interests of Polycom, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

  II.    STRUCTURE OF THE PLAN

         A. The Plan shall be divided into three (3) separate equity programs:

                (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               (ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

              (iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

         B. The Discretionary Option Grant and Stock Issuance Programs became effective immediately upon the Plan Effective Date, and the Automatic Option Grant Program became effective upon the Underwriting Date.

         C. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

 III.    ADMINISTRATION OF THE PLAN

         A. Prior to the Section 12(g) Registration Date, the Discretionary Option Grant and Stock Issuance Programs were administered by the Board. Beginning with the Section 12(g) Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

         B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are also Employees.

         C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

         D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program under its jurisdiction or any stock option or stock issuance thereunder.

         E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

                                       2.

         F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

 IV.     ELIGIBILITY

         A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

                 (i)    Employees,

                (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid for such shares.

         C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

         D. The individuals eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Underwriting Date, (ii) those individuals who first become non-employee Board members after the Underwriting Date, whether through appointment by the Board or election by the Corporation's stockholders, and
(iii) those individuals who continue to serve as non-employee Board members through one or more Annual Stockholders Meetings held after the Underwriting Date. A non-employee Board member shall not be eligible to receive an initial option grant under the Automatic Option Grant Program on the Underwriting Date if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary) or has otherwise received a prior stock option grant from the

                                       3.

Corporation. A non-employee Board member who first joins the Board after the Underwriting Date shall not be eligible to receive an initial option grant under the Automatic Option Grant Program if such individual has previously been in the employ of the Corporation (or any Parent or Subsidiary). Non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have previously received a stock option grant from the Corporation shall, however, be eligible to receive one or more annual option grants under the Automatic Option Grant Program over their period of continued Board service.

  V.     STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed approximately 4,125,000 shares. Such authorized share reserve is comprised of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders, including the shares subject to the outstanding options hereby incorporated into the Plan, (ii) an additional increase of 2,300,000 shares authorized by the Board and approved by the stockholders on March 7, 1996, plus
(iii) an additional increase of 1,000,000 shares authorized by the Board on March 5, 1997, subject to stockholder approval at the 1997 Annual Meeting.

         B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 300,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year.

         C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options (including any options incorporated from the Predecessor Plan) expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised

                                       4.

or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

         D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently per Eligible Director under the Automatic Option Grant Program and
(iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                       5.

                                     ARTICLE TWO

                          DISCRETIONARY OPTION GRANT PROGRAM


    I.   OPTION TERMS

         Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; PROVIDED, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

         A.   EXERCISE PRICE.

              1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

              2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                 (i)    cash or check made payable to the Corporation,

                (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

         Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

                                       6.

         B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten
(10) years measured from the option grant date.

         C.   EFFECT OF TERMINATION OF SERVICE.

              1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                 (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

              2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                 (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the

                                       7.

    Plan Administrator shall deem appropriate, but in no event beyond the expiration date of the option term, and/or

                (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

         D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

         E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

         F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

   II.   INCENTIVE OPTIONS

         The terms specified below shall be applicable to all Incentive
Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

                                       8.

         A.   ELIGIBILITY.  Incentive Options may only be granted to Employees.

         B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

  III.   CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option.

         B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

         C. The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a

                                       9.

Corporate Transaction, whether or not those options are to be assumed (or those repurchase rights are to be assigned) in the Corporate Transaction.

         D. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction, (ii) the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

         F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

         G. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in whole or in part should the Optionee's Service subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the EARLIER of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest.

                                       10.

         H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

         I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   IV.   CANCELLATION AND REGRANT OF OPTIONS

         The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

    V.   STOCK APPRECIATION RIGHTS

         A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

         B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                 (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of
    (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option

                                       11.

    surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               (iii) If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

         C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                 (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

               (iii) The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                (iv) The balance of the option (if any) shall continue in full force and effect in accordance with the documents evidencing such option.

                                       12.

                                    ARTICLE THREE

                                STOCK ISSUANCE PROGRAM


    I.   STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

         A.   PURCHASE PRICE.

              1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

              2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                 (i)    cash or check made payable to the Corporation, or

                (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.   VESTING PROVISIONS.

              1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                 (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                (ii) the number of installments in which the shares are to vest,

                                       13.

               (iii) the interval or intervals (if any) which are to lapse between installments, and

                (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

              2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

              3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

              4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

              5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time,

                                       14.

whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

 II.     CORPORATE TRANSACTION/CHANGE IN CONTROL

         A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction.

         B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

         C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control.

  III.     SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                       15.

                                     ARTICLE FOUR

                            AUTOMATIC OPTION GRANT PROGRAM


  I.     OPTION TERMS

         A. GRANT DATES. Option grants shall be made on the dates specified below:

              1. Each individual serving as a non-employee Board member on the Underwriting Date was automatically granted, on that date, a Non-Statutory Option to purchase 16,000 shares of Common Stock, provided such individual (i) had not previously been in the employ of the Corporation (or any Parent or Subsidiary) and (ii) had not otherwise received a prior stock option grant from the Corporation.

              2. Each individual who is first elected or appointed as a non-employee Board member after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 16,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

              3. On the date of each Annual Stockholders Meeting held after the Underwriting Date, each individual who is to continue to serve as an Eligible Director, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 4,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 4,000-share option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Underwriting Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

                   Stockholder approval of this 1997 Restatement at the 1997 Annual Stockholders Meeting shall constitute pre-approval of each option granted under this Article Four on or after the date of that Annual Meeting and the subsequent exercise of that option in accordance with the provisions of this Article Four.

         B.   EXERCISE PRICE.

              1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                                       16.

              2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

         C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

         D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 16,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 4,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in two (2) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one
(1) year of Board service measured from the option grant date.

         E. EFFECT OF TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                 (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                                       17.

                (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

 II.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

         A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

         C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each automatic option held by him or her. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Stockholder approval of this 1997 Restatement at the 1997 Annual Stockholders Meeting shall constitute pre-approval of each option granted with such a surrender provision on or after the date of that Annual Meeting and the subsequent surrender of that option in accordance with the provisions of this Section II.C. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

                                       18.

         D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, PROVIDED the aggregate exercise price payable for such securities shall remain the same.

         E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  III.     REMAINING TERMS

         The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                       19.

                                     ARTICLE FIVE

                                    MISCELLANEOUS


  I.     FINANCING

         A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

         B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

 II.     TAX WITHHOLDING

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares.
 Such right may be provided to any such holder in either or both of the following formats:

                 (i) STOCK WITHHOLDING: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                       20.

                (ii) STOCK DELIVERY: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

III.     EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan became effective with respect to the Discretionary Option Grant and the Stock Issuance Programs immediately upon the Plan Effective Date. The Automatic Option Grant Program under the Plan became effective on the Underwriting Date. Options may be granted under the Discretionary Option Grant Program at any time on or after the Plan Effective Date. In addition, the initial option grants under the Automatic Option Grant Program were made on the Underwriting Date to each Eligible Director at that time.

         B. The Plan was amended and restated by the Board on March 5, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 3,125,000 shares to 4,125,000 shares, (ii) render the non-employee Board members who are serving as Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the Plan, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and
(v) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of Non-Statutory Options and the elimination of the six (6)-month holding requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the 1,000,000-share increase shall become exercisable in whole or in part unless and until the 1997 Restatement is approved by the stockholders.
Should such stockholder approval not be obtained, then any options granted on the basis of the 1,000,000-share increase shall terminate without ever becoming exercisable for those shares, and no further option grants or direct stock issuances shall be made on the basis of such share increase. However, option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1997 Restatement. All option grants and direct stock issuances made prior to the 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or

                                       21.

issuances, and nothing in the 1997 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

         C. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan.
 However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

         D. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

         E. The Plan shall terminate upon the EARLIEST of (i) December 31, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the options or the issuance of shares (whether vested or unvested) under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

 IV.     AMENDMENT OF THE PLAN

         A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

         B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment

                                       22.

sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short-Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

  V.     USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

 VI.     REGULATORY APPROVALS

         A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it and the shares of Common Stock issued pursuant to it.

         B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

 VII.     NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                       23.

                                       APPENDIX


         The following definitions shall be in effect under the Plan:

    A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

    B.   BOARD shall mean the Corporation's Board of Directors.

    C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

            (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders, or

           (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

    D.   CODE shall mean the Internal Revenue Code of 1986, as amended.

    E.   COMMON STOCK shall mean the Corporation's common stock.

    F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                                       A-1.

           (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    G. CORPORATION shall mean Polycom, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Polycom, Inc. which shall by appropriate action adopt the Plan.

    H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

    I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

    J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

    L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                       A-2.

          (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

           (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, taking into account such factors as it deems appropriate.

    M. HOSTILE TAKE-OVER shall mean a change in ownership of the Corporation effected through the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

    O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

            (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

           (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

    P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the

                                       A-3.

dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

    Q.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

    R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

    S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

    T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

    V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    W. PLAN shall mean the Corporation's 1996 Stock Incentive Plan, as set forth in this document.

    X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

    Y. PLAN EFFECTIVE DATE shall mean March 5, 1996, the date on which the Plan was adopted by the Board.

    Z. PREDECESSOR PLAN shall mean the Corporation's existing 1991 Stock Option Plan.

                                       A-4.

    AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to
Section 16 Insiders.

    AB. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

    AC. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock was first registered under Section 12(g) of the 1934 Act.

    AD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

    AE. SERVICE shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

    AF. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

    AG. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

    AH. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

    AI. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    AJ. TAKE-OVER PRICE shall mean the GREATER of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

                                       A-5.

    AK. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

    AL. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

    AM. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

    AN. UNDERWRITING DATE shall mean April 29, 1996, the date on which the Underwriting Agreement was executed and priced in connection with an initial public offering of the Common Stock.

                                       A-6.